                                                                    Exhibit 10.3

                               AMENDMENT NO. 3 TO
                  AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

            THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this "Amendment"), dated as of August 12, 2003, is entered into by and among the financial institutions listed on the signature pages hereof (individually, a "Lender" and collectively, the "Lenders"), Union Bank of California, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Comerica Bank (formerly Comerica Bank-California), as Collateral Agent, and ViaSat, Inc., a Delaware corporation (the "Borrower"), with reference to the following facts:

                                    RECITALS

The Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Amended and Restated Revolving Loan Agreement, dated as of December 31, 2002, as amended (the "Loan Agreement"), pursuant to which the Lenders have provided the Borrower with a Revolving Loan facility and a subfacility for Letters of Credit.

The parties wish to amend the Loan Agreement as set forth below.

                                    AGREEMENT

            NOW, THEREFORE, the parties hereby agree as follows:

      1. Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

      2. New Grid Pricing Definitions. Section 1.1 of the Loan Agreement is hereby amended and supplemented by adding the following new definitions in appropriate alphabetical order:

            "'Applicable Base Rate Margin' means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing
            Period:

                         Applicable               Margin
                       Pricing Level

                             I                        0

                             II                      25

                            III                      50

            'Applicable Commitment Fee Rate' means, for each Pricing Period, the rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                                 Commitment Fee

                         Applicable
                       Pricing Level

                             I                       25

                             II                      37.5

                            III                      50


            'Applicable Eurodollar Rate Margin' means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing
            Period:

                         Applicable
                       Pricing Level              Margin
                             I                      175

                             II                     200

                            III                     225


            'Applicable Pricing Level' means, for each Pricing Period, the pricing level set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

                       Pricing Level        Leverage Ratio
                             I           Less than 1.00 to 1.00

                             II          Greater than or equal to 1.00 to
                                         1.00, but less than 1.50 to 1.00

                            III          Greater than or equal to 1.50 to 1.00


            provided that (i) in the event that Borrower does not deliver a Pricing Certificate to the Administrative Agent with respect to any Pricing Period prior to the commencement of such Pricing Period, then until such Pricing

            Certificate is delivered to the Administrative Agent, the Applicable Pricing Level for that Pricing Period shall be Pricing Level III, but once Borrower has delivered a Pricing Certificate with respect to such Pricing Period, then any resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of such Pricing Period, and (ii) if any Pricing Certificate is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period.

            'Pricing Certificate' means a certificate in the form of Exhibit K, properly completed and signed by a Senior Officer or his or her designated representative of Borrower.

            'Pricing Period' means (a) the period commencing on August 16, 2003 and ending on November 17, 2003, (b) the period commencing on November 18, 2003 and ending on February 16, 2003, and (c) thereafter the period commencing on each May 19, August 18, November 17 and February 16 and ending on the next following August 17, November 16, February 15, or May 18, respectively. "

      3. Amendment to Commitment: Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Commitment" set forth therein is amended to read in full as follows:

            "`Commitment' means, subject to Section 2.5, $30,000,000. The respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1."

      4. Amendment to Commitment: Section 1.1 of the Loan Agreement is hereby amended such that the definition of "EBITDA" set forth therein is amended to read in full as follows:

            "'EBITDA' means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries on a consolidated basis, the sum of (a) income from operations as set forth on the Borrower's GAAP statement of operation, plus
(b) depreciation, plus (c) amortization (without duplication)."

      5. Amendment to Revolving Loan Maturity Date: Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Revolving Loan Maturity Date" set forth therein is amended to read in full as follows:

            "'Revolving Loan Maturity Date' means September 30, 2004."

      6. Amendment to Letters of Credit. Section 2.4(a) of the Loan Agreement is hereby amended to read in full as follows:

            "(a) The Existing Letters of Credit described in Schedule 2.4 shall be Letters of Credit for all purposes under this Agreement.

                  (1) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Revolving Loan Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that:

                        (i) giving effect to all such Letters of Credit, the sum of:

                              (A) the aggregate principal amount outstanding under the Revolving Notes; plus

                              (B)   the Aggregate Effective Amount of all
                                    outstanding Letters of Credit, does not
                                    exceed the then applicable Commitment; and

                        (ii) the Aggregate Effective Amount under all outstanding Letters of Credit does not exceed $10,000,000.

                  (2) Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender.

                  (3) Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit (other than any Existing Letters of Credit) shall not exceed one (1) year.

                  (4) The term of any Letter of Credit (other than any Existing Letters of Credit) shall not extend one hundred eighty (180) days beyond the Revolving Loan Maturity Date unless:

                        i) all the Lenders otherwise consent in a writing delivered to the Administrative Agent;

                        ii)the Borrower provides the Issuing Lender with cash
                              collateral in the amount equal to 100% of the face amount of the Requested Letter of Credit (or such lesser amount as shall then be available for drawing under the Requested Letter of Credit); or

                        iii) the Borrower provides the Issuing Lender with a "back-up" standby letter of credit in the full face amount of the Requested Letter of Credit (or such lesser amount as shall then be available under the Requested Letter of Credit) issued by a bank acceptable to the Issuing Bank in its reasonable discretion.

      7. Amendment to Base Rate Interest Rate Provision. Section 3.1(b) is hereby amended to read in full as follows:

            "(b) Interest accrued on each Base Rate Loan shall be due and payable on each Monthly Payment Date. Except as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate."

      8. Amendment to Eurodollar Rate Interest Rate Provision. Section 3.1(c) is hereby amended to read in full as follows:

            "(c) Interest accrued on each Eurodollar Rate Loan shall be due and payable on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin."

      9. Amendment to Commitment Fee. Section 3.3 is hereby amended to read in full as follows:

            " 3.3 Commitment Fee. From the Closing Date through the Revolving Loan Maturity Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Revolving Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the (i) aggregate daily principal Indebtedness evidenced by the Revolving Notes plus (ii) the Aggregate Effective Amount of all Letters of Credit then outstanding. The commitment fee shall be payable quarterly in arrears as of each Quarterly Payment Date within ten (10) days after receipt by Borrower of an invoice therefor from the Administrative Agent."

      10. Amendment to Letter of Credit Fee. Section 3.4(a) is hereby amended to read in full as follows:

            "(a) concurrently with the issuance of each Standby Letter of Credit, to the Administrative Agent a standby letter of credit fee in an amount equal to the Applicable Eurodollar Margin per annum times the face amount of such Standby Letter of Credit through the termination or expiration of such Standby Letter of Credit, the first 10% of which fee the Administrative Agent shall promptly pay to UBOC and the remainder of which fee the Administrative Agent shall promptly pay to the Lenders ratably, in accordance with their respective Pro Rata Shares of the Commitment;"

      11. Amendment to Eurodollar Prepayment Fee. Section 3.6(e)(2) is hereby amended to read in full as follows:

            "(e)(2) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period exceeds (ii) the interest that the Lender could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus"

      12. Amendment to Minimum EBITDA Covenant. Section 6.13 of the Loan Agreement is hereby amended to read in full as follows:

            "6.13 EBITDA. Permit EBITDA for any Fiscal Quarter of Borrower to be less than $4,000,000."

      13. Delivery of Pricing Certificate. Section 7.1(b) of the Loan Agreement is hereby amended to read in full as follows:

            "(b) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations in the case of the fourth Fiscal Quarter in any Fiscal Year shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;"

      14. Amendment to Schedule of Commitments. Schedule 1.1 to the Loan Agreement is hereby amended and replaced by Schedule 1.1 to this Amendment.

      15. New Pricing Certificate. The Loan Agreement is hereby further amended and supplemented by adding a new Exhibit K thereto in the form of Exhibit K to this Amendment. Borrower represents and warrants that Borrower will deliver a completed Pricing Certificate no later than August 15, 2003 with regard to the pricing period ended June 30, 2003.

      16. Amendment Fee. In consideration of the Lenders' agreement to enter into this Amendment and provide the Borrower with the accommodations described herein, on the effective date of this Amendment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a one-time fee of $30,000 (the "Amendment Fee"). The Borrower acknowledges and agrees that, at the Administrative Agent's option, the Administrative Agent may effect payment of the Amendment Fee by charging the full amount of such fee, when due, to the Borrower's Revolving Loan account or to the Borrower's checking account at Union Bank of California, N.A.

      17. Condition Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

            (b) This Amendment. The Agent shall have received an original of this Amendment, duly executed by the Borrower and each of the Lenders;

            (c) Certificate. The Assistant Secretary of Borrower shall have executed the Certificate of Resolution attached to this Amendment;

            (d) Revolving Note to Union Bank. Borrower shall have executed a Revolving Note, in the original principal amount of $15,00,000, to the order of Union Bank of California, N.A;

            (e) Revolving Note to Comerica Bank. Borrower shall have executed a Revolving Note, in the original principal amount of $15,00,000, to the order of Comerica Bank - California;

            (f) Other Documents. The Borrower shall have executed and delivered to the Agent such other documents and instruments as the Agent may reasonably require.

      18. Miscellaneous.

            (a) Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely thereon.

            (b) No Events of Default. The Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement.

            (c) Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

            (d) Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of such date.

            (e) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

            (f) APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            (g) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

            (h) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

            (i) Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

            (j) NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDERS AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

                  CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDERS AND THE BORROWER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

                                              VIASAT, INC.

                                              By:____________________________
                                                       Ronald G. Wangerin
                                                       Vice President and Chief
                                                       Financial Officer

                                              UNION BANK OF CALIFORNIA, N.A.,
                                              as the Administrative Agent


                                              By:____________________________
                                                       Douglas S. Lambell
                                                       Vice President

                                              COMERICA BANK-CALIFORNIA,
                                              as the Collateral Agent

                                              By: _____________________________
                                                       Stephen M. Cusato
                                                       Senior Vice President

                                              UNION BANK OF CALIFORNIA, N.A.,
                                              as a Lender


                                              By:____________________________
                                                       Douglas S. Lambell
                                                       Vice President

                                              COMERICA BANK - CALIFORNIA,
                                              as a Lender

                                              By:____________________________
                                                       Stephen M. Cusato
                                                       Senior Vice President

                                  SCHEDULE 1.1

                               LENDER COMMITMENTS

                                        Revolving Commitment Amount                 Pro Rata Share
UNION BANK OF CALIFORNIA, N.A.                  $15,000,000                               50%
COMERICA BANK                                   $15,000,000                               50%
                                                ===========                               ===
Total:                                          $30,000,000                               100%


                                    EXHIBIT K

                               PRICING CERTIFICATE

           TO: UNION BANK OF CALIFORNIA, N.A., as Administrative Agent


            Reference is made to the Amended and Restated Revolving Loan Agreement, dated as of December 31, 2002, as amended (the "Loan Agreement"), by and among ViaSat, Inc., a Delaware corporation ("Borrower"), the Lenders therein named, Comerica Bank, as Collateral Agent for the Lenders, Union Bank of California, N.A., as Administrative Agent for the Lenders. Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings given them in the Loan Agreement.

            This Pricing Certificate (this "Certificate") is delivered in accordance with Section 7.1(b) of the Loan Agreement by a Senior Officer of Borrower with respect to the Pricing Period commencing ___________, ____, and ending on _____________, ____ (the "Subject Pricing Period"). Computations used to determine the Applicable Pricing Level for the Subject Pricing Period are set forth below:

      I. APPLICABLE PRICING LEVEL. Subject to later adjustment as provided in the Loan Agreement, the Applicable Pricing Level for the Subject Pricing Period shall be Level ______1.


The Applicable Pricing Level set forth above was determined on the basis of the following:

      LEVERAGE RATIO. As of the last day (the "Determination Date") of the Fiscal Quarter ended ____________ (the "Test Fiscal Quarter"), the Leverage Ratio was _____ : 1.00 (as calculated below).

      LEVERAGE RATIO - Calculation:


(a)  all Indebtedness of Borrower and its Subsidiaries on the Determination Date            $_________

divided by

(b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on the    $_________
     Determination Date (as calculated below)


--------
1 Insert Level I, II, III, IV or V in accordance with the terms of the Loan Agreement based upon the determination of the Leverage Ratio.

equals Leverage Ratio [(a)/(b)]                                                             ______:1.00


         EBITDA - Component Calculations

(a) Net Income from operations                                                              $_________

plus

(e) depreciation                                                                            $_________

plus

(f) amortization                                                                            $_________

Equals EBITDA [(a)+(b)+(c)]                                                                 $_________


            II. I further certify that the calculations made and the information contained herein are derived from the books and records of Borrower and its Subsidiaries, as applicable, and that to the best of my knowledge, in my capacity as a Senior Officer of Borrower, each and every matter correctly reflects those books and records.

            IN WITNESS WHEREOF, I have signed this Pricing Certificate on this _______ day of __________, ____.




------------------------------------

------------------------------------
      [Printed Name and Title of Senior
                       Officer of ViaSat, Inc.]